EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 1-A of Royalty Flow Inc. of our report dated June 26, 2017, relating to the audited Statements of Revenue and Recoveries related to Eminem Royalty Interests available for partial purchase by Royalty Flow Inc., appearing in this Registration Statement.

We also consent to being named experts in the Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

September 22, 2017